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                                                            Exhibit 3.1


                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                           ARGUS PHARMACEUTICALS, INC.


     ARGUSPHARMACEUTICALS, INC. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that it was incorporated on June 13, 1986 as THE MACROPHAGE COMPANY.

                                   ARTICLE ONE

     This Restated Certificate of Incorporation has been duly adopted in accordance with the applicable provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware (the "DGCL") by the Board of Directors of the Corporation.

                                   ARTICLE TWO

     This Restated Certificate of Incorporation was approved by written consent of the stockholders pursuant to Section 228 of the DGCL.

                                  ARTICLE THREE

     The outstanding shares of the Corporation's common stock, par value $.001 per share ("Old Common Stock"), are hereby reclassified and converted into shares of the Corporation's Common Stock, par value $.001 per share ("Common Stock"), on the basis of one share of Common Stock for each 3.3 shares of Old Common Stock. The Corporation shall not issue any fractional shares of Common Stock in connection with any of the foregoing reclassification and conversion of Old Common Stock; instead, any fractional interest in Common Stock resulting from application of the specified reclassification and conversion ratios shall be rounded up or down to the nearest whole share of Common Stock, and in the event that any fractional interest is rounded down, there shall be no cash paid by or to the Corporation in respect of any such fractional interest.

                                  ARTICLE FOUR

     The Certificate of Incorporation of this Corporation and all amendments thereto are hereby superseded by the following Restated Certificate of Incorporation which accurately sets forth the entire text of the Certificate of
Incorporation:



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                                    ARTICLE I

                                      NAME

         The name of the Corporation is Argus Pharmaceuticals, Inc.

                                   ARTICLE II

                             REGISTERED OFFICE/AGENT

     The registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

                                   ARTICLE III

                                    PURPOSES

     The purposes of the Corporation are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

                                  CAPITAL STOCK

     A. Classes of Stock

     The total number of shares of all classes of capital stock that the Corporation shall be authorized to issue is 35,000,000 shares, divided into the following: (i) 10,000,000 shares of preferred stock, par value $.001 per share ("Preferred Stock"), and (ii) 25,000,000 shares of common stock, par value $.001 per share ("Common Stock").

     B. Preferred Stock

     Shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby vested with the authority to fix by resolution the powers, designations, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, including, without limitation, the dividend rate, conversion rights, voting rights, redemption price and liquidation preference, and the qualifications, limitations or restrictions on such preferences and/or rights and to fix the number of shares constituting any such series. Unless otherwise provided by the resolution(s) adopted by the Board of Directors providing for the issue of any series of Preferred Stock, the number of shares comprising such series may be increased or decreased (but not below the number of shares then outstanding) from time to time by duly adopted resolutions(s) of the Board of Directors.


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     C. Common Stock

     Except as otherwise provided in this Restated Certificate of Incorporation or by law or by the resolution(s) of the Board of Directors providing for the issue of any series of the Preferred Stock, each holder of Common Stock shall be entitled to one vote for each share held. Subject to all of the rights of the Preferred Stock or any series thereof, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available therefor, dividends payable in cash, stock or otherwise. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntarily, and after the holders of the Preferred Stock of each series shall have been paid in full the amounts to which they respectively shall be entitled, or a sum sufficient for such payments in full shall have been set aside, the remaining net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interest.

                                    ARTICLE V

                               BOARD OF DIRECTORS

     Except as otherwise provided by law, the business and affairs of the Corporation shall be managed by, or under the direction of its Board of Directors. The number of directors of the Corporation shall be fixed by and in the manner provided in, the Corporation's Bylaws, but shall not be fewer than three nor more than 15. None of the directors need be a stockholder or a resident of the State of Delaware. Elections of directors need not be by written ballot unless the Corporation's Bylaws provide otherwise. In furtherance and not in limitation of the rights, powers, privileges and discretionary authority conferred by the DGCL or other applicable law, the Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation.

                                   ARTICLE VI

                                  STOCKHOLDERS

     Stockholder action may only be taken at an annual or special meeting with prior notice and a vote. No stockholder action may be taken by written consent. Meetings of stockholders may be held within or without the State of Delaware as the Bylaws may provide. In addition to such special meetings as are provided by law or this Restated Certificate of Incorporation, special meetings of the stockholders may be called only by (a) the Board of Directors pursuant to a resolution adopted by a majority of the Board of Directors then in office, (b) the Chairman of the Board, (c) the President of the Corporation or (d) the holders of not less than 30% of the total voting power of all shares of stock of the Corporation entitled to vote in the election of directors. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place(s) as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.


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                                  ARTICLE VII

                           LIMITED DIRECTOR LIABILITY


     A director of the corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL for unlawful payment of dividends or improper redemption of stock, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is hereafter amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the DGCL, as amended. Any repeal or modification of this paragraph by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

                                  ARTICLE VIII

                                 INDEMNIFICATION

     A. Mandatory Indemnification

     Each person who at any time is or was a director of the Corporation, and is threatened to be or is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (a "Proceeding"), by reason of the fact that such person is or was a director of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, member, employee, trustee, agent or similar functionary of another domestic or foreign corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other for-profit or non-profit enterprise, whether the basis of a Proceeding is alleged action in such person's official capacity or in another capacity while holding such office, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, or any other applicable law as may from time to time be in effect (but, in the case of any such amendment or enactment, only to the extent that such amendment or law permits the Corporation to provide broader indemnification rights than such law prior to such amendment or enactment permitted the Corporation to provide), against all expense, liability and loss (including, without limitation, court costs and attorneys' fees, judgments, fines, excise taxes or penalties, and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person in connection with a Proceeding, and such indemnification shall continue as to a person who has ceased to be a director of the Corporation or a director, officer, partner, venturer, proprietor, member, employee, trustee, agent or similar functionary of another domestic or foreign corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other for-profit or non-profit enterprise, and shall inure to the benefit of such person's heirs, executors and administrators. The Corporation's obligations under Section A include, but are not limited to, the convening of any meeting, and the consideration of any matter thereby, required by statute in order to determine the eligibility of any person for indemnification.


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     B. Prepayment of Expenses

     Expenses incurred by a director of the Corporation in defending a Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding to the fullest extent permitted by, and only in compliance with, the DGCL or any other applicable laws as may from time to time be in effect, including, without limitation, any provision of the DGCL which requires, as a condition precedent to such expense advancement, the delivery to the Corporation of an undertaking, by or on behalf of such director, to repay all amounts so advanced if it shall ultimately be determined that such director is not entitled to be indemnified under Section A of this Article VIII or otherwise. Repayments of all amounts so advanced shall be upon such terms and conditions, if any, as the Corporation's Board of Directors deems appropriate.

     C. Vesting

     The Corporation's obligation to indemnify and to prepay expenses under Sections A and B of this Article VIII shall arise, and all rights granted to the Corporation's directors hereunder shall vest, at the time of the occurrence of the transaction or event to which a Proceeding relates, or at the time that the action or conduct to which such Proceeding relates was first taken or engaged in (or omitted to be taken or engaged in), regardless of when such Proceeding is first threatened, commenced or completed. Notwithstanding any other provision of this Certificate of Incorporation or the Bylaws of the Corporation, no action taken by the Corporation, either by amendment of this Certificate of Incorporation or the Bylaws of the Corporation or otherwise, shall diminish or adversely affect any rights to indemnification or prepayment of expenses granted under Sections A and B of this Article VIII which shall have become vested as aforesaid prior to the date that such amendment or other corporate action is effective or taken, whichever is later.

     D. Enforcement

     If a claim  under  Section A or Section B or both  Sections A and B of this
Article VIII is not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit in a court of competent jurisdiction against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim. It shall be a defense to any such suit (other than a suit brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL or other applicable law to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. The failure of the Corporation (including its Board of Directors, independent legal counsel, or stockholders) to have made a determination prior to the commencement of such suit as to whether indemnification is proper in the circumstances based upon the applicable standard of conduct set forth in the DGCL or other applicable law shall neither be a defense to the action nor create a presumption that the claimant has not met the applicable standard of conduct. The termination of


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any Proceeding by judgment,  order,  settlement,  conviction,  or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal Proceeding, had reasonable cause to believe that his conduct was unlawful.

     E. Nonexclusive

     The indemnification provided by this Article VIII shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any stature, bylaw, other provisions of this Certificate of Incorporation, agreement, vote of stockholders of disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

     F. Permissive Indemnification

     The rights to indemnification and prepayment of expenses which are conferred to the Corporation's directors by Sections A and B of this Article VIII may be conferred upon any officer, employee or agent of the Corporation if, and to the extent, authorized by the Board of Directors.

     G. Insurance

     The Corporation shall have power to purchase and maintain insurance, at its expense, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, member, employee, trustee, agent or similar functionary of another domestic or foreign corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other for-profit or non-profit enterprise against any expense, liability or loss asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Corporation's Bylaws, the provisions of this Article VIII, the DGCL or other applicable law.

                                   ARTICLE IX

                                   COMPROMISE

     Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this
Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

     IN WITNESS WHEREOF, Argus Pharmaceuticals, Inc. has caused this Restated Certificate of Incorporation to be signed by its Vice President and attested to by its Secretary and Controller this 24th day of June, 1992.


                                                     /s/ Kenneth M. Cohen
                                                     --------------------
                                                       Kenneth M. Cohen,
                                                       Vice President



Acknowledged this 24th
day of June, 1992.


/s/Terance A. Murnane
- ---------------------
  Terance A. Murnane,
  Secretary and Controller

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STATE OF TEXAS     S
                   S
COUNTY OF HARRIS   S

     I, Rosa L. Williams, a notary public, in and for Harris County, Texas, do hereby certify that on this the 24th day of June, 1992, personally appeared before me, Kenneth M. Cohen, who being by me duly sworn, declared that he is the person who signed the foregoing Restated Certificate of Incorporation of Argus Pharmaceuticals, Inc. as Vice President of Argus Pharmaceuticals, Inc., as the act and deed of such corporation, and that the statements contained therein are true.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE, this the 24th day of June, 1992.

                                  /s/ ROSA L. WILLIAMS
        [SEAL]                    -------------------------------------------
                                  Notary Public in and for the State of Texas
                                  My Commission Expires May 8, 1994


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                            CERTIFICATE OF AMENDMENT
                                       TO
                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                           ARGUS PHARMACEUTICALS, INC.


          Argus Pharmaceuticals, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation").

DOES HEREBY CERTIFY:

     FIRST: That a meeting of the Board of Directors of the Corporation, resolutions were duly adopted setting forth a proposed amendment of the Amended and Restated Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

          RESOLVED, that the Amended and Restated Certificate of Incorporation of the Corporation be amended to change each of Article I, Article IV and
     Article V thereto, so that as amended,

     Article I shall be and read as follows:

                                    ARTICLE I
                                      NAME

     The name of the Corporation is Aronex Pharmaceuticals, Inc.

     Article IV shall be and read as follows:

                                   ARTICLE IV
                                  CAPITAL STOCK

     A. Classes of Stock

          The total number of shares of all classes of capital stock that the Corporation shall be authorized to issue is 85,000,000 shares, divided into the following: (i) 10,000,000 shares of preferred stock, par value $.001 per share ("Preferred Stock"), and (ii) 75,000,000 shares of common stock, par value $.001 per share ("Common Stock").



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     B. Preferred Stock

          Shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby vested with the authority to fix by resolution the powers, designations, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, including, without limitation, the dividend rate, conversion rights, voting rights, redemption price and liquidation preference, and the qualifications, limitations or restrictions on such preferences and/or rights to fix the number of shares constituting any such series. Unless otherwise provided by the resolution(s) adopted by the Board of Directors providing for the issue of any series of Preferred Stock, the number of shares comprising such series may be increased or decreased (but not below the number of shares then outstanding) from time to time by only adopted resolution(s) of the Board of Directors.

     C. Common Stock

          Except as otherwise provided in this Amended and Restated Certificate of Incorporation or by law or by the resolution(s) of the Board of Directors providing for the issue of any series of the Preferred Stock, each holder of Common Stock shall be entitled to one vote for each shares held. Subject to all of the rights of the Preferred Stock or any series thereof, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available therefor, dividends payable in cash, stock or otherwise. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and after the holders of the Preferred Stock of each series shall have been paid in full the amounts to which they respectively shall be entitled, or a sum sufficient for such payments in full shall have been set aside, the remaining net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interest.

     Article V shall be and read as follows:

                                    ARTICLE V
                               BOARD OF DIRECTORS

     A. Classification

          Except as otherwise provided by law, the business and affairs of the Corporation shall be managed by, or under the direction of, its Board of Directors. The Board of Directors shall be divided into three classes, Class I, Class II and Class III, which shall be as nearly equal in number as possible. At the annual meeting of stockholders to be held in 1995, or any special meeting held in lien thereof, Class I Directors shall be elected for a term expiring at the annual meeting of stockholders to be held in 1998, Class II Directors shall be elected for a term expiring at the annual meting of stockholders to be held in 1997, and Class III Directors shall be elected for a term expiring at the annual meeting of stockholders to be held


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     in 1996,  with each  director to hold office until his or her  successor is elected and qualified. At each annual meeting of stockholders subsequent to 1995, the successor(s) of the class of directors whose term expires at that annual meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders to be held in the third year following the year of such director's election. None of the directors need be a stockholder or a resident of the State of Delaware. The election of directors need not be by written ballot, unless so provided in the Corporation's Bylaws. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. Any newly created or eliminated directorship resulting from an increase or decrease in the Board of Directors shall be appointed by the Board of Directors among the three classes of directors so as to maintain such classes as nearly equal as possible. In furtherance and not in limitation of the rights, powers, privileges and discretionary authority conferred by the DGCL, or other applicable law, the Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation.

     B. Vacancies

          Except  as  otherwise  provided  for  in  this  Amended  and  Restated
     Certificate of Incorporation, vacancies resulting from newly-created directorships, death, resignation, removal or other cause shall be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director. Any director elected in accordance with the preceding sentence of this Article V shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred until such director's successor shall have been elected and qualified.

     C. Removal

          Any director may be removed from office only for cause and only by either the affirmative vote of a majority of the continuing directors other than such director, or by the affirmative vote of the holders of 80% of the then outstanding shares of each class of stock of the Corporation having voting power for the election of directors.

     SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.



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     IN WITNESS  WHEREOF,  the  Corporation  has caused this  certificate  to be signed by David M. Leech, its President and Chief Executive  Officer and Terance
A. Murnane, its Controller and Secretary, this 11th day of September, 1995.



                                                    /s/ David M. Leech
                                                    -------------------------
                                                    David M. Leech, President
                                                    and Chief Executive Officer



ATTEST:    /s/Terance A. Murnane
           -----------------------
           Terance A. Murnane,
           Controller and Secretary







                                       -4-

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                            CERTIFICATE OF AMENDMENT
                                       OF
                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                          ARONEX PHARMACEUTICALS, INC.


          Aronex  Pharmaceuticals,  Inc.  (the  "Corporation"),   organized  and
existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL") does hereby certify:

          FIRST: That the Board of Directors of the Corporation duly adopted resolutions setting forth the following amendment to the Amended and Restated Certificate of Incorporation of the Corporation (the "Amendment"), declaring the Amendment to be advisable and calling for the submission of the proposed Amendment to the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed Amendment is as follows:

          ARTICLE IV of the Amended and Restated Certificate of Incorporation of Aronex Pharmaceuticals, Inc., a Delaware corporation, is hereby amended by adding thereto new Section D to read as follows:

     D.    Reverse Split

     (i) Effective immediately upon the filing of this Amendment to the Amended and Restated Certificate of Incorporation in the office of the Secretary of State of the State of Delaware, each outstanding share of previously existing Common Stock shall be and hereby is converted into and reclassified as one-half of a share of Common Stock; provided, however, that fractional shares of Common Stock will not be issued and each holder of a fractional share of Common Stock shall receive in lieu thereof a cash payment from the Corporation determined by multiplying such fractional share of Common Stock by two times the average closing price of a share of previously existing Common Stock on the Nasdaq National Market for the five trading days immediately preceding the effective date, and upon such other terms as the officers of the Corporation, in their sole discretion, deem to be advisable and in the best interests of the Corporation.

     (ii) Certificates representing reclassified shares are hereby canceled and upon presentation of the canceled certificates to the Corporation, the holders thereof shall be entitled to receive certificate(s) representing the new shares into which such canceled shares have been converted.

          SECOND: That thereafter pursuant to a resolution of the Board of Directors, a special meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the DGCL at which meeting the necessary number of shares as required by statute were voted in favor of the Amendment.

          THIRD: That the Amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.

          FOURTH: That the Amendment shall be effective on the date this Certificate of Amendment is filed and accepted by the Secretary of State of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by James M. Chubb, its President, and attested by Terance A. Murnane, its Secretary, this 28th day of June, 1996.


                                               ARONEX PHARMACEUTICALS, INC.



                                               By: /s/ James M. Chubb
                                                   --------------------
                                                   James M. Chubb
                                                   President


Attest: /s/ Terance A. Murnane
       --------------------
       Terance A. Murnane
       Secretary